Exhibit 99.1

Salt Lake City International Airport and Sky Harbour Announce Hangar Campus Development

West Harrison, NY and Salt Lake City, UT – August 8th, 2024 – Salt Lake City International Airport and Sky Harbour Group Corporation (NYSE American: SKYH, SKYH WS) announced today the execution of a lease agreement for the development of a Sky Harbour Home Base hangar campus on 8.4 acres at Salt Lake City International Airport (SLC), serving Salt Lake City and the greater Rocky Mountain region.

The Sky Harbour campus will offer “the best Home Base in business aviation” and compliment Sky Harbour’s current development at Centennial Airport (APA) in Denver to house the Rocky Mountain area’s top corporate and privately-owned business jets in state-of-the art hangars, with line-services dedicated exclusively to based tenants, offering “the shortest time to wheels-up in business aviation.”  The campus is expected to create or sustain hundreds of local jobs and generate significant economic benefits for the State of Utah, Salt Lake City, and Salt Lake City International Airport.

“Sky Harbour will not only greatly enhance the campus of the SLC International Airport but will benefit the city, state and region as well,” said Bill Wyatt, executive director, Salt Lake City Department of Airports. “We look forward to working with Sky Harbour to augment SLC’s business aviation industry.”

Tal Keinan, Sky Harbour’s Chairman and Chief Executive Officer, commented, “Salt Lake City International Airport is a gem in the growing Rocky Mountain Region, and one of the nation’s fastest growing business aviation airports. This Home Base campus will be Sky Harbour’s second facility to serve the Rocky Mountain Region. Sky Harbour is honored to be joining the SLC community and committed to delivering the long-term benefits of a Sky Harbour campus to Salt Lake City and to the State of Utah.”

The Salt Lake City International Airport campus joins Sky Harbour campuses now operating at Houston’s Sugar Land Regional Airport (SGR), Nashville International Airport (BNA), Miami Opa-Locka Executive Airport (OPF), and San Jose Mineta International Airport (SJC); campuses in development at Denver’s Centennial Airport (APA), Phoenix Deer Valley Airport (DVT), Dallas’s Addison Airport (ADS), Chicago Executive Airport (PWK), Bradley International Airport (BDL), Hudson Valley Regional Airport (POU), Orlando Executive Airport (ORL), Dulles International Airport (IAD), and New York Stewart International Airport (SWF); and additional campuses anticipated to be announced soon.

About Salt Lake City International Airport

The Salt Lake City International Airport serves more than 26 million passengers each year and is the 21st busiest airport in the United States and 70th busiest in the world. More than 330 flights depart daily to more than 95 non-stop destinations. To learn more, visit www.slcairport.com.

About Sky Harbour Group Corporation

Sky Harbour Group Corporation is an aviation infrastructure company developing the first nationwide network of Home-Basing campuses for business aircraft. The company develops, leases and manages general aviation hangars across the United States. Sky Harbour’s Home-Basing offering aims to provide private and corporate customers with the best physical infrastructure in business aviation, coupled with dedicated service tailored to based aircraft, offering the shortest time to wheels-up in business aviation. To learn more, visit www.skyharbour.group.

Forward Looking Statements

Certain statements made in this release are "forward looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995, including statements about the expectations regarding future operations at Salt Lake City International Airport. When used in this press release, the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements are based on the current expectations of the management of Sky Harbour Group Corporation (the “Company”) as applicable and are inherently subject to uncertainties and changes in circumstances. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. For more information about risks facing the Company, see the Company’s annual report on Form 10-K for the year ended December 31, 2023, and other filings the Company makes with the SEC from time to time. The Company’s statements herein speak only as of the date hereof, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Salt Lake City International Airport Public Relations: Nancy.Volmer@slc.gov

Sky Harbour Airport Relations: estolpman@skyharbour.group

Sky Harbour Resident Relations: asigourney@skyharbour.group

Sky Harbour Investor Relations: investors@skyharbour.group Attn: Francisco Gonzalez